
<ARTICLE>  5
<LEGEND>   This schedule contains summary financial information
           extracted from the Newell Co. and Subsidiaries
           Consolidated Balance Sheets and Statements of Income
           and is qualified in its entirety by reference to
           such financial statements.
<MULTIPLIER>  1,000

<PERIOD-TYPE>                       3-MOS
<FISCAL-YEAR-END>                                     DEC-31-1995
<PERIOD-END>                                          MAR-31-1995
<CASH>                                                     10,019
<SECURITIES>                                                    0
<RECEIVABLES>                                             313,473
<ALLOWANCES>                                              (11,196)<F1>
<INVENTORY>                                               465,214
<CURRENT-ASSETS>                                          931,805
<PP&E>                                                    717,659 <F2>
<DEPRECIATION>                                           (243,933)<F2>
<TOTAL-ASSETS>                                          2,511,146
<CURRENT-LIABILITIES>                                     780,545
<BONDS>                                                   408,216
<PREFERRED-MANDATORY>                                           0
<PREFERRED>                                                     0
<COMMON>                                                  157,951
<OTHER-SE>                                                992,907
<TOTAL-LIABILITY-AND-EQUITY>                            2,511,146
<SALES>                                                   556,579
<TOTAL-REVENUES>                                          166,815
<CGS>                                                     389,764
<TOTAL-COSTS>                                             483,184
<OTHER-EXPENSES>                                           13,230
<LOSS-PROVISION>                                              571 <F1>
<INTEREST-EXPENSE>                                         11,838
<INCOME-PRETAX>                                            60,165
<INCOME-TAX>                                               24,066
<INCOME-CONTINUING>                                        36,099
<DISCONTINUED>                                                  0
<EXTRAORDINARY>                                                 0
<CHANGES>                                                       0
<NET-INCOME>                                               36,099
<EPS-PRIMARY>                                                0.23
<EPS-DILUTED>                                                0.23

<F1>  Allowances for doubtful accounts are reported as contra accounts to accounts receivable. The corporate reserve for bad debts is a percentage of trade receivables based on the bad debts experienced in one or more past years, general economic conditions, the age of the receivables and other factors that indicate the element of uncollect-ibility in the receivables outstanding at the end of the period.
<F2>  See notes to consolidated financial statements.



